EXHIBIT   2.1

CONFIRMATION OF MAILING

May 16, 2005

To the Following Securities Commission(s):

B.C. Securities Commission

Ontario Securities Commission

To the Following Stock Exchange(s):

Toronto Stock Exchange

Dear Sirs/Mesdames:

Re:

Minco Mining & Metals Corporation (the “Company”)

Unaudited Financial Statements for the period ended March 31, 2005

We confirm that the following material was sent by pre-paid mail on May 16, 2005 to all registered shareholders of the Company whose names appear on the Company’s Supplemental Mailing List maintained by the Company.  However, we have not mailed material to Shareholders in cases where on three consecutive occasions, notice or other documents have been returned undelivered by the Post Office.

1.

Unaudited Financial Statements for the period ended March 31, 2005; and

2.

Management Discussion and Analysis for period ended March 31, 2005.

In compliance with regulations made under the Securities Act, we are providing this material to you on behalf of the Company.

Yours truly,

MINCO MINING & METALS CORPORATION

“Brigitte M. McArthur”

Brigitte M. McArthur

Corporate Secretary

1980 – 1055 W. Hastings St., Vancouver, BC  Canada  V6E 2E9

Tel: (604)688-8002 Fax: (604)688-8030 Toll Free: (888)288-8288

E-mail: info@minco.mining.com Website: www.mincomining.com